Exhibit 99.1

Arista Financial Corp. To Enter Mobility Industry

Short Hills, New Jersey, October 22, 2019 -- Arista Financial Corp., a financial service holding company (ARST), announced today that it will enter the mobility industry. The Company intends to carry out its activities in the mobility industry directly as well as through a newly created majority owned subsidiary, Arista Mobility Group Ltd.

Arista Financial Corp. already operates in the transportation industry through its wholly owned subsidiary, Arista Capital, which provides trucks mostly to owner-operators that would otherwise be unable to obtain these vehicles. The Company sees a similar opportunity to provide vehicles on a rental basis to drivers for ridesharing and delivery companies such as Uber, Lyft and DoorDash, who otherwise are unable to obtain these vehicles through other sources.

Mr. Patrizio, CEO of Arista Financial commented that “the Mobility-as-a-Service (MaaS) industry is growing at rapid rate and we see an opportunity to participate in that growth by providing vehicles and ancillary services for this industry.”

The Company expects to provide further details regarding its plans for the mobility industry in the near future.

About Arista Financial Corp.

Arista Financial Corp. is a publicly traded holding company (ARST) which seeks to take advantage of the current vehicle finance marketplace through its wholly owned subsidiary, Arista Capital.

To learn more about Arista Financial Corp., visit www.aristafinancial.com.

FORWARD-LOOKING DISCLAIMER

Except for the historical information presented, the matters disclosed in this news release may include forward looking statements. These statements include projections and represent the company’s current judgment on the future and are subject to risk factors and uncertainties that could cause actual results to differ materially. To the extent that there are any statements that can be construed as forward looking, they should be considered in the context of all previous releases and federal filings.

INVESTOR RELATIONS CONTACT:

Tony Schor, Investor Awareness, Inc.

on behalf of Arista Financial Corp.

Email: tony@investorawareness.com

COMPANY CONTACT:

Paul Patrizio, Chairman/CEO

Arista Financial Corp.

Phone: 973-218-2428\